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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 18, 1996 on our audits of the consolidated financial statements of Tubular Corporation of America and subsidiary included in the Energy Ventures, Inc. Form 8-K dated June 24, 1996, and to all references to our Firm included in this Registration Statement.

/s/  ARTHUR ANDERSEN LLP
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Arthur Andersen LLP

Tulsa Oklahoma
June 24, 1996